Exhibit 99.2
Commercial Real Estate Loans March 31, 2008 $ in millions N/M = Not Meaningful 27

Commercial Real Estate Residential Properties: $3.6 Billion $1.4 B $0.2 B $0.4 B $0.2 B $1.0 B $0.4 B $0.7 B $0.6 B 28